                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 28, 2001


                            THE B.F.GOODRICH COMPANY
               (Exact Name of Registrant as Specified in Charter)






New York                              1-892                      34-0252680
(State or Other                    (Commission                 (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
Incorporation)

                              Four Coliseum Centre
                              2730 West Tyvola Road
                         Charlotte, North Carolina 28217
               (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including area code: (704) 423-7000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 28, 2001, The B.F.Goodrich Company completed the sale of its Performance Materials segment to an investor group led by AEA Investors, Inc. The purchase price was approximately $1.4 billion, comprised of approximately $1.2 billion in cash and $172 million in debt securities issued by the new company. The debt securities are in the form of unsecured notes with interest payable in cash or payment in-kind, at the option of the new company. The B.F.Goodrich Company has also agreed to retain certain liabilities, as well as certain contingent liabilities, of the Performance Materials segment as a condition of sale.

         Pursuant to Accounting Principles Board Opinion No. 30, the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report on Form 10-K for the year ended December 31, 2000 (filed February 23, 2001) have been reclassified to reflect the sale of the Performance Materials segment as a discontinued operation for all periods presented.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         None.


(b)      PRO FORMA FINANCIAL INFORMATION.

         (1) The B.F. Goodrich Company Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2000.

         (2) The B.F. Goodrich Company Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 2000.

The following unaudited pro forma consolidated balance sheet as of December 31, 2000 gives effect to the divestiture of the Company's Performance Materials business as if it had occurred on December 31, 2000. The following unaudited pro forma consolidated statement of income for the year ended December 31, 2000 gives effect to the divestiture of the Company's Performance Materials business as if it had occurred on January 1, 2000.

The pro forma information below is provided for informational purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company.

                            The B.F. Goodrich Company
                 Unaudited Pro Forma Consolidated Balance Sheet
                              (Dollars in millions)

                                                                                 December 31, 2000
                                                                 Historical        Adjustments           Pro Forma
                                                               --------------   -----------------      -------------
ASSETS
Current Assets
  Cash and cash equivalents                                        $     77.5      $         --           $    77.5
  Accounts and notes receivable                                         910.6                --               910.6
  Inventories                                                           865.3                --               865.3
  Deferred income taxes                                                  98.2                --                98.2
  Prepaid expenses and other assets                                      79.0             (51.4) (d)           27.6
  Net assets of discontinued operations                               1,049.7          (1,049.7) (a)             --
                                                               ---------------  -----------------      -------------
     Total Current Assets                                             3,080.3          (1,101.1)            1,979.2
Property                                                              1,022.0                --             1,022.0
Prepaid pension                                                         246.9                --               246.9
Goodwill                                                                761.6                --               761.6
Identifiable intangible assets                                          109.1                --               109.1
Other assets                                                            497.6             150.8  (b)          648.4
                                                               ---------------  -----------------      -------------
     Total Assets                                                  $  5,717.5      $     (950.3)          $ 4,767.2
                                                               ===============  =================      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Short-term bank debt                                             $    756.3      $     (756.3) (e)      $      --
  Accounts payable                                                      403.7                --               403.7
  Accrued expenses                                                      746.3             (35.6) (d)          710.7
  Income taxes payable                                                   59.3              32.4  (f)           91.7
  Current maturities of long-term debt
  and capital lease obligations                                         181.7            (175.0) (e)            6.7
                                                               ---------------  -----------------      -------------
     Total current liabilities                                        2,147.3            (934.5)            1,212.8
Long-term debt and capital lease obligations                          1,316.2             (68.7) (e)        1,247.5
Pension obligations                                                      61.4                --                61.4
Postretirement benefits other than pensions                             336.9             (10.0) (c)          326.9
Deferred income taxes                                                     2.3                --                 2.3
Other non-current liabilities                                           353.0                --               353.0
Commitments and contingent liabilities                                     --                --                  --
Mandatorily redeemable preferred securities of trusts                   273.8                --               273.8
Shareholders' Equity
  Common stock                                                          566.5                --               566.5
  Additional capital                                                    922.8                --               922.8
  Income retained in the business                                       158.1              62.9  (f)          221.0
  Accumulated other comprehensive income                                (59.6)               --               (59.6)
  Unearned portion of restricted stock awards                            (1.2)               --                (1.2)
  Common stock held in treasury, at cost                               (360.0)               --              (360.0)
                                                               ---------------  -----------------      -------------
     Total Shareholders' Equity                                       1,226.6              62.9             1,289.5
                                                               ---------------  -----------------      -------------
     Total Liabilities and Shareholders' Equity                    $  5,717.5      $     (950.3)          $ 4,767.2
                                                               ===============  =================      =============


(a)      To record reversal of net assets of discontinued operations

(b)      To record note receivable from the investor group

(c) To record postretirement benefit liability assumed by the investor group

(d) To reverse $51.4 million of deferred transaction costs associated with the divestiture

(e) To reflect cash proceeds of $1.0 billion and associated reduction of short-term debt, current maturities of long-term debt and long-term debt.

(f)      To record estimated gain, net of tax, associated with the divestiture


                            The B.F. Goodrich Company
                Unaudited Pro Forma Consolidated Income Statement
                 (Dollars in millions, except per share amounts)


                                                                        Year Ended December 31, 2000
                                                                   Historical      Adjustments        Pro Forma
                                                                 ---------------  --------------    -------------
Sales                                                                 $ 4,363.8      $      --         $ 4,363.8
Operating costs and expenses:
  Cost of sales                                                         3,118.5             --           3,118.5
  Selling and administrative costs                                        607.9             --             607.9
  Merger-related and consolidation costs                                   45.6             --              45.6
                                                                 ---------------  --------------    -------------
                                                                        3,772.0             --           3,772.0
                                                                 ---------------  --------------    -------------
Operating income                                                          591.8             --             591.8
Interest expense                                                         (111.0)          20.0 (a)         (91.0)
Interest income                                                             5.5           21.1 (b)          26.6
Other income (expense), net                                               (24.9)            --             (24.9)
                                                                 ---------------  --------------    -------------
Income from continuing operations before
  income taxes and Trust distributions                                    461.4           41.1             502.5
Income tax expense                                                       (156.7)         (14.0)(c)        (170.7)
Distributions on Trust preferred securities                               (18.4)            --             (18.4)
                                                                 ---------------  --------------    -------------
Income from continuing operations                                         286.3           27.1             313.4
Income from discontinued operations - net of taxes                         39.6          (39.6)(d)            --
                                                                 ---------------  --------------    -------------
Net income                                                            $   325.9       $  (12.5)        $   313.4
                                                                 ===============  ==============    =============

Basic Earnings per Share:
  Continuing operations                                               $    2.73       $   0.26         $    2.99
  Discontinued operations                                                  0.38          (0.38)               --
                                                                 ---------------  --------------    -------------
  Net Income                                                          $    3.11       $  (0.12)        $    2.99
                                                                 ===============  ==============    =============

Diluted Earnings per Share:
  Continuing operations                                               $    2.68       $   0.25         $    2.93
  Discontinued operations                                                  0.36          (0.36)               --
                                                                 ---------------  --------------    -------------
  Net Income                                                          $    3.04       $  (0.11)        $    2.93
                                                                 ===============  ==============    =============
Weighted-average number of shares outstanding (in millions):
  Basic                                                                   104.8             --             104.8
  Diluted                                                                 109.1             --             109.1

(a)      To reflect reduced interest expense as a result of debt reduction

(b)      To record interest income on note receivable

(c) To tax effect adjustments at the effective tax rate from continuing operations

(d)      To eliminate income from discontinued operations - net of taxes


(c)      Exhibits.
         --------

         Exhibit 2.1 Agreement for Sale and Purchase of Assets Between The B.F.Goodrich Company and PMD Group Inc. dated November 28, 2000, filed as Exhibit 2(A) to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE B.F.GOODRICH COMPANY
                                             (Registrant)


Date:  March 15, 2001                        By: /s/ Robert D. Koney, Jr.
                                                 ---------------------------
                                                 Robert D. Koney, Jr.
                                                 Vice President and Controller